Highest Quarterly and Annual Net Income in Company History
Fourteenth Consecutive Record Quarter

o Fourth Quarter Earnings Per Share Rises 14%, to $1.17
o Fourth Quarter Net Income Increases to $549 Million
o Receivables Up $5.2 Billion in the Quarter, to $100.8 Billion
o Full Year Earnings Per Share of $4.08, Up 15%
o Full Year Net Income of $1.9 Billion
o Revenues Grow 18% for the Year


Prospect Heights, IL, January 16, 2002 -- Household International (NYSE: HI) today reported fourth quarter earnings per share of $1.17, its fourteenth consecutive record quarter. Fourth quarter earnings per share rose 14 percent from $1.03 the prior year. Net income in the fourth quarter increased 11 percent, to an all-time quarterly record of $549 million.

For the full year, Household reported earnings per share of $4.08, representing a 15 percent increase from $3.55 in 2000. Net income for 2001 totaled $1.9 billion, also an all-time high, 13 percent above $1.7 billion earned in 2000.

"Household's fourth quarter results were simply outstanding," said William F. Aldinger, chairman and chief executive officer, "demonstrating the tremendous strength and earnings power of the Household franchise. Receivable and revenue growth exceeded our expectations while credit indicators weakened only modestly in a tough economic environment. Recognizing the importance of a strong balance sheet, we provided $154 million in excess of owned chargeoffs, bringing our reserves to their highest level ever."

Commenting on the full-year results, Aldinger added, "In 2001, we demonstrated that our business model generates superior results in a weak economy as well as in the strong economic periods of previous years. Exceptional revenue growth of 18 percent more than offset the increases in credit losses during the year. We further strengthened our balance sheet while investing in sales and marketing to position our franchise for sustainable growth in the future. We are well-positioned to deliver 13 to 15 percent EPS growth for 2002."

Fourth Quarter Review

Receivable Growth
At December 31, 2001, the company's managed portfolio reached $100.8 billion, up $5.2 billion, or 5.4 percent, from the third quarter. Growth was strong across all products. The real estate secured portfolio increased the most, up $2.8 billion in the quarter. This portfolio comprises over 44 percent of total managed receivables.

During the quarter, the company purchased a private label credit card portfolio totaling approximately $725 million at December 31, 2001. In addition, the company sold approximately $1 billion in MasterCard/Visa receivables in the United Kingdom to Centrica, its former partner in the Goldfish Card program, as part of a settlement agreement.

Revenues
Fourth quarter managed net revenues grew $506 million, or 21 percent, from a year ago. An expanded net interest margin and higher receivable volume drove the increase.

Household's managed net interest margin for the fourth quarter was $2.2 billion, an increase of $466 million, or 27 percent, compared to a year ago. The company's managed net interest margin percent widened to 8.85 percent from 8.01 percent a year ago. Lower funding costs were the primary reasons for the expansion.

Managed fee income increased $17 million, or 4 percent, compared to the fourth quarter of 2000, principally reflecting higher levels of credit card fees.

The company's risk adjusted revenue (managed net revenues less securitization revenues and chargeoffs) expanded to 7.79 percent from 7.60 percent a year ago.

Operating Expenses
Operating expenses rose 22 percent from a year ago, driven by higher payroll costs for sales personnel and collectors, higher sales incentives, and increased marketing and technology spending. Household's efficiency ratio was 31.2 percent in the fourth quarter, compared to 30.8 percent a year ago.

Credit Quality and Loss Reserves
At December 31st, the managed delinquency ratio (60+days) was 4.46 percent, up 3 basis points from 4.43 percent in the third quarter. The managed delinquency ratio was 4.20 percent a year ago. The annualized managed net chargeoff ratio for the fourth quarter was 3.90 percent, up 16 basis points from 3.74 percent in the third quarter. The managed net chargeoff ratio in the year-ago quarter was
3.41 percent.

Managed credit loss reserves increased by $256 million during the quarter, to $3.8 billion. Compared to year-end 2000, credit loss reserves were up $617 million. The ratio of reserves-to-managed receivables was 3.78 percent at December 31, 2001 compared to 3.72 percent at September 30th and 3.65 percent a year earlier. Reserves-to-nonperforming loans were 105 percent at December 31st, compared to 104 percent at September 30th and 107 percent a year ago.

Capital
The company strengthened its ratio of tangible equity to tangible managed assets to 7.87 percent at December 31st, from 7.82 percent at September 30th and 7.41 percent a year earlier.

In connection with its $2 billion share repurchase program, announced on March 9, 1999, Household bought back 2.2 million shares in the fourth quarter, totaling $140 million.

The company's new, two-year $2 billion share repurchase program went into effect on January 1, 2002. At December 31st, Household had agreements with third parties to purchase, on a forward basis, approximately 6.5 million shares of common stock at a weighted average price of $59.14 per share.

Full Year Highlights
o Managed receivables were up over $13 billion, or 15 percent, in 2001, with the most robust growth in real estate secured receivables.
o Managed revenues increased $1.6 billion, or 18 percent, driven by a strong net interest margin. The company's full-year net interest margin expanded 40 basis points, to 8.50 percent.
o Operating expenses grew 18 percent in 2001, as the company grew its sales and collection staff to support its growing portfolio. The company also invested in technology, e-commerce and marketing to strengthen its franchise for the future. Household's 2001 efficiency ratio was 34.0 percent compared to 34.2 percent for 2000.
o Credit losses grew moderately during 2001, with the full-year managed chargeoff ratio increasing 9 basis points, to 3.73 percent. The company strengthened its balance sheet throughout the year, providing $503 million to reserves in excess of owned chargeoffs.
o Risk adjusted revenue for 2001 improved to 7.78 percent from 7.55 percent in 2000.
o During 2001, the company repurchased 17.4 million shares, totaling $91 million.

Notice of Live Webcast
Household will broadcast its fourth quarter earnings teleconference call over the Internet on its website at www.household.com. The call will begin at 9:00 a.m. Central Standard Time on January 16, 2002. A replay will also be available shortly after the end of the call.


About Household
Household's businesses are leading providers of consumer loan, credit cards, auto finance and credit insurance products in the United States, United Kingdom and Canada. In the United States, Household's largest business, founded in 1878, operates under the two oldest and most recognized names in consumer finance - HFC and Beneficial. Household is also one of the nation's largest issuers of private label and general purpose credit cards, including The GM Card(R) and the AFL-CIO's Union Plus(R) card. For more information, visit the company's web site at www.household.com.

This press release contains certain estimates and projections that may be forward-looking in nature, as defined by the Private Securities Litigation Reform Act of 1995. A variety of factors may cause actual results to differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference are discussed in Household International's Annual Report on Form 10-K, filed with the SEC.

CONTACTS:
Craig A. Streem, Vice President - Corporate Relations and Communications:
847.564.6053, or Celeste Murphy, Director - Investor Relations: 847.564.7568, both of Household International

December 31, 2001 - Quarterly Highlights
-------------------------------------------------------------------------------
Summary Managed Income Statement      Three Months Ended   % Change from Prior
                                   ----------------------- --------------------
($ millions)                    12/31/01 9/30/01 12/31/00      Qtr.    Year
-------------------------------------------------------------------------------
Managed-basis net interest
   margin and other revenues(1)$ 2,940.4 $2,635.7 $2,434.7      11.6 %  20.8 %
Managed-basis provision for
   credit losses (1)             1,184.0    966.8    917.0      22.5    29.1
Operating expenses                 916.8    905.3    748.9       1.3    22.4
-------------------------------------------------------------------------------
Income before income taxes         839.6    763.6    768.8      10.0     9.2
Income taxes                       290.7    259.8    276.1      11.9     5.3
-------------------------------------------------------------------------------
Net income                       $ 548.9  $ 503.8  $ 492.7       9.0    11.4
-------------------------------------------------------------------------------

Common Stock Data
-------------------------------------------------------------------------------
Basic earnings per common share  $  1.18   $ 1.09  $  1.05       8.3 %  12.4 %
Diluted earnings per common share   1.17     1.07     1.03       9.3    13.6
-------------------------------------------------------------------------------
Average common shares (millions)   457.7    461.3    471.1      (0.8)   (2.8)
Average common and equivalent
    shares (millions)              463.2    467.7    476.1      (1.0)   (2.7)
-------------------------------------------------------------------------------
Common stock price:
     High                       $  61.40    69.49    56.94     (11.6)    7.8
     Low                           51.29    48.00    43.88       6.9    16.9
     Period end                    57.94    56.38    55.00       2.8     5.3
-------------------------------------------------------------------------------
Dividends declared per
    common share                $    .22      .22      .19         -    15.8
Book value per common share        19.47    18.59    16.88       4.7    15.3
-------------------------------------------------------------------------------

Key Ratios
-------------------------------------------------------------------------------
Return on average common
   shareholders' equity             24.8%    23.6%    25.4%      5.1%   (2.4)%
Return on average owned assets      2.51     2.42     2.61       3.7    (3.8)
Return on average managed assets    2.04     1.96     2.09       4.1    (2.4)
Managed efficiency ratio            31.2     34.3     30.8      (9.0)    1.3
Managed net interest margin         8.85     8.57     8.01       3.3    10.5
Total shareholders' equity as a
   percent of managed assets        9.37     9.39     9.07      (0.2)    3.3
Tangible equity to tangible
   managed assets                   7.87     7.82     7.41       0.6     6.2
-------------------------------------------------------------------------------

     (1) To aid analysis, net interest margin, other revenues, and provision for credit losses are presented on a pro forma managed basis as if receivables securitized and sold with limited recourse were held in the portfolio. Policyholders' benefits have been netted against other revenues.
-------------------------------------------------------------------------------

Yearly Highlights

Summary Managed Income Statement                       Twelve Months Ended
                                             -----------------------------------
($ millions)                                 12/31/01     12/31/00     % Change
--------------------------------------------------------------------------------
Managed-basis net interest margin
    and other revenues (1)                $  10,544.8    $ 8,905.8        18.4 %
Managed-basis provision for credit
    losses (1)                                4,018.4      3,252.4        23.6
Operating expenses                            3,587.9      3,042.9        17.9
--------------------------------------------------------------------------------
Income before income taxes                    2,938.5      2,610.5        12.6
Income taxes                                  1,015.0        909.8        11.6
--------------------------------------------------------------------------------
Net income                                 $  1,923.5    $ 1,700.7        13.1
--------------------------------------------------------------------------------

Common Stock Data
--------------------------------------------------------------------------------
Basic earnings per common share             $    4.13    $   3.59         15.0 %
Diluted earnings per common share                4.08        3.55         14.9
--------------------------------------------------------------------------------
Average common shares (millions)                462.0       471.8         (2.1)
Average common and equivalent shares
    (millions)                                  468.1       476.2         (1.7)
--------------------------------------------------------------------------------
Common stock price:
     High                                   $   69.98    $  57.44         21.8
     Low                                        48.00       29.50         62.7
     Period end                                 57.94       55.00          5.3
--------------------------------------------------------------------------------
Dividends declared per common share         $     .85    $    .74         14.9
--------------------------------------------------------------------------------


Key Ratios
--------------------------------------------------------------------------------
Return on average common shareholders'
    equity                                       22.9 %      23.4 %       (2.1)%
Return on average owned assets                   2.34        2.44         (4.1)
Return on average managed assets                 1.89        1.93         (2.1)
Managed efficiency ratio                         34.0        34.2         (0.6)
Managed net interest margin                      8.50        8.10          4.9
-------------------------------------------------------------------------------

Consolidated Statements of Income - Owned Basis

Three Months
-------------------------------------------------------------------------------
                                     Three Months Ended     % Change from Prior
                              -------------------------------------------------
($ millions)                  12/31/01    9/30/01  12/31/00        Qtr.   Year
-------------------------------------------------------------------------------
Finance and other interest
   income                     $2,602.5   $ 2,536.6 $2,415.6        2.6%    7.7 %
Interest expense                 983.4     1,035.2  1,117.0       (5.0)  (12.0)
-------------------------------------------------------------------------------
Net interest margin            1,619.1     1,501.4  1,298.6        7.8    24.7
Provision for credit losses on
     owned receivables           829.3       722.9    574.8       14.7    44.3
-------------------------------------------------------------------------------
Net interest margin after
     provision for credit
     losses                      789.8       778.5    723.8        1.5     9.1
-------------------------------------------------------------------------------
Securitization revenue - net     514.4       454.3    394.7       13.2    30.3
Insurance revenue                175.3       169.2    147.7        3.6    18.7
Investment income                 45.8        42.3     47.0        8.3    (2.6)
Fee income                       245.7       250.6    234.4       (2.0)    4.8
Other income                      59.9        51.5     33.5       16.3    78.8
-------------------------------------------------------------------------------
Total other revenues           1,041.1       967.9    857.3        7.6    21.4
-------------------------------------------------------------------------------
Salaries and fringe benefits     424.1       408.3    355.5        3.9    19.3
Sales incentives                  71.0        74.1     50.3       (4.2)   41.2
Occupancy and equipment expense   84.1        86.1     77.1       (2.3)    9.1
Other marketing expenses         128.0       127.1    104.3        0.7    22.7
Other servicing and
    administrative expenses      172.2       172.3    122.8       (0.1)   40.2
Amortization of acquired
     intangibles and goodwill     37.4        37.4     38.9          -    (3.9)
Policyholders' benefits           74.5        77.5     63.4       (3.9)   17.5
-------------------------------------------------------------------------------
Total costs and expenses         991.3       982.8    812.3        0.9    22.0
-------------------------------------------------------------------------------
Income before income taxes       839.6       763.6    768.8       10.0     9.2
Income taxes                     290.7       259.8    276.1       11.9     5.3
-------------------------------------------------------------------------------
Net income                       548.9       503.8    492.7        9.0    11.4
Preferred dividends               (8.0)       (2.9)    (2.3)      100+    100+
-------------------------------------------------------------------------------
Earnings available to common
    shareholders              $  540.9   $   500.9 $  490.4        8.0 %  10.3 %
-------------------------------------------------------------------------------
Effective tax rate                34.6 %      34.0 %   35.9 %      1.8 %  (3.6)%
-------------------------------------------------------------------------------

Balance Sheet Data
-------------------------------------------------------------------------------
($ millions)                                12/31/01      9/30/01     12/31/00
-------------------------------------------------------------------------------
Owned assets                           $    89,416.0 $   85,177.8  $  76,706.3
Managed assets                             110,364.0    105,244.2     96,955.8
Managed receivables                        100,822.7     95,655.1     87,607.4
Debt                                        75,410.2     71,676.5     64,517.8
Trust originated preferred securities          975.0        875.0        675.0
Preferred stock                                455.8        455.8        164.4
Common shareholders' equity                  8,202.8      7,922.8      7,951.2
Total shareholders' equity as a percent
   of managed assets                            9.37 %       9.39 %       9.07 %
Tangible equity to tangible managed
   assets                                       7.87         7.82         7.41
-------------------------------------------------------------------------------


Twelve Months
--------------------------------------------------------------------------------
                                       Twelve Months Ended
--------------------------------------------------------------------------------
($ millions)                           12/31/01      12/31/00    % Change
--------------------------------------------------------------------------------
Finance and other interest income     $10,020.6    $  8,694.3      15.3  %
Interest expense                        4,173.8       3,928.9       6.2
--------------------------------------------------------------------------------
Net interest margin                     5,846.8       4,765.4      22.7
Provision for credit losses on
    owned receivables                   2,912.9       2,116.9      37.6
--------------------------------------------------------------------------------
Net interest margin after
    provision for credit losses         2,933.9       2,648.5      10.8
--------------------------------------------------------------------------------
Securitization revenue - net            1,775.6       1,476.6      20.2
Insurance revenue                         662.4         561.2      18.0
Investment income                         167.7         174.2      (3.7)
Fee income                                966.9         825.8      17.1
Other income                              322.5         228.8      41.0
--------------------------------------------------------------------------------
Total other revenues                    3,895.1       3,266.6      19.2
--------------------------------------------------------------------------------
Salaries and fringe benefits            1,597.2       1,312.1      21.7
Sales incentives                          273.2         203.6      34.2
Occupancy and equipment expense           337.4         306.6      10.0
Other marketing expenses                  519.3         470.9      10.3
Other servicing and administrative
    expenses                              709.6         589.7      20.3
Amortization of acquired
    intangibles and goodwill              151.2         160.0      (5.5)
Policyholders' benefits                   302.6         261.7      15.6
--------------------------------------------------------------------------------
Total costs and expenses                3,890.5       3,304.6      17.7
--------------------------------------------------------------------------------
Income before income taxes              2,938.5       2,610.5      12.6
Income taxes                            1,015.0         909.8      11.6
--------------------------------------------------------------------------------
Net income                              1,923.5       1,700.7      13.1
Preferred dividends                       (15.5)         (9.2)     68.5
--------------------------------------------------------------------------------
Earnings available to common
    shareholders                     $  1,908.0    $  1,691.5      12.8 %
--------------------------------------------------------------------------------
Effective tax rate                         34.5 %        34.9 %    (1.1)%
--------------------------------------------------------------------------------

Consolidated Statements of Income - Managed Basis

Securitizations and sales of consumer receivables are a source of liquidity for us. We continue to service the securitized receivables after such receivables are sold and we retain a limited recourse obligation. Securitizations impact the classification of revenues and expenses in the statement of operations. When reporting on a managed basis, net interest margin, provision for credit losses, fee income, and securitization related revenue related to receivables sold are reclassified from securitization revenue into the appropriate caption.



Three Months
-----------------------------------------------------------------------------------------------------------------------
                                                 Three Months Ended                                % Change from Prior
-----------------------------------------------------------------------------------------------------------------------
($ millions)                        12/31/01         (1)      9/30/01     (1)     12/31/00    (1)     Qtr.     Year
-----------------------------------------------------------------------------------------------------------------------
Finance and other interest income  $ 3,385.0       13.66%   $ 3,304.8   13.99%   $ 3,183.5  14.78%     2.4 %    6.3 %
Interest expense                     1,192.6        4.81      1,280.7    5.42      1,457.1   6.77     (6.9)   (18.2)
-----------------------------------------------------------------------------------------------------------------------
Net interest margin                  2,192.4        8.85 %    2,024.1    8.57%     1,726.4   8.01%     8.3     27.0
Provision for credit losses          1,184.0                    966.8                917.0            22.5     29.1
-----------------------------------------------------------------------------------------------------------------------
Net interest margin after provision
   for credit losses                 1,008.4                  1,057.3                809.4            (4.6)    24.6
-----------------------------------------------------------------------------------------------------------------------
Insurance revenue                      175.3                    169.2                147.7             3.6     18.7
Investment income                       45.8                     42.3                 47.0             8.3     (2.6)
Fee income                             421.1                    407.9                404.0             3.2      4.2
Securitization related revenue         120.4                     18.2                139.5             100+   (13.7)
Other income                            59.9                     51.5                 33.5            16.3     78.8
-----------------------------------------------------------------------------------------------------------------------
Total other revenues                   822.5                    689.1                771.7            19.4      6.6
Operating expenses and policyholders'
    benefits                           991.3                    982.8                812.3             0.9     22.0
-----------------------------------------------------------------------------------------------------------------------
Income before income taxes             839.6                    763.6                768.8            10.0      9.2
Income taxes                           290.7                    259.8                276.1            11.9      5.3
-----------------------------------------------------------------------------------------------------------------------
Net income                          $  548.9                 $  503.8            $   492.7             9.0     11.4
-----------------------------------------------------------------------------------------------------------------------
Average managed receivables:
     Real estate secured          $ 43,300.4               $ 40,779.9           $ 35,934.4             6.2 %   20.5 %
     Auto finance                    6,155.5                  5,507.6              4,455.4            11.8     38.2
     MasterCard/Visa (2)            17,680.3                 17,361.4             16,833.7             1.8      5.0
     Private label                  12,880.0                 12,178.2             11,552.4             5.8     11.5
     Other unsecured                17,735.4                 17,261.5             15,880.1             2.7     11.7
     Commercial and other              525.7                    545.4                620.0            (3.6)   (15.2)
-----------------------------------------------------------------------------------------------------------------------
     Total                          98,277.3                 93,634.0             85,276.0             5.0     15.2
-----------------------------------------------------------------------------------------------------------------------
Average noninsurance investments       402.4                    395.1                464.9             1.8    (13.4)
Other interest-earning assets          466.5                    460.7                442.5             1.3      5.4
Average managed interest-earning
    assets                        $ 99,146.2               $ 94,489.8           $ 86,183.4             4.9 %   15.0 %
-----------------------------------------------------------------------------------------------------------------------
(1) %Columns: comparison to average managed interest-earning assets, annualized.
(2) Mastercard and Visa are registered trademarks of Mastercard
    International, Incorporated and Visa Usa Inc., respectively.

Summary of Securitization Related Revenue

                                               Three Months Ended
--------------------------------------------------------------------------------
($ millions)                     12/31/01        9/30/01        12/31/00
--------------------------------------------------------------------------------
Gross gains(1)                  $  244.5        $  152.4       $   279.4
Amortization                      (124.1)         (134.2)         (139.9)
--------------------------------------------------------------------------------
Securitization related revenue     120.4            18.2           139.5
Over-the-life provision on new
   transactions (2)                183.5           113.9           217.3
--------------------------------------------------------------------------------
Net effect of securitization
   activity - managed basis     $  (63.1)       $  (95.7)      $   (77.8)
--------------------------------------------------------------------------------
Net gain on receivables
   securitized (1) - (2)        $   61.0        $   38.5       $    62.1
--------------------------------------------------------------------------------
Receivables securitized:
     Auto finance                  868.1           732.0           545.0
     MasterCard/Visa                   -           109.9           650.0
     Private label                 500.0               -           500.0
     Other unsecured               625.0           350.0         1,098.4
--------------------------------------------------------------------------------
     Total                     $ 1,993.1       $ 1,191.9       $ 2,793.4
--------------------------------------------------------------------------------


Twelve Months
--------------------------------------------------------------------------------
                                           Twelve Months Ended
--------------------------------------------------------------------------------
($ millions)                    12/31/01    (1)      12/31/00    (1)   % Change
--------------------------------------------------------------------------------
Finance and other interest
   income                     $ 13,153.4   14.08%  $ 11,702.7  14.61%     12.4 %
Interest expense                 5,212.8    5.58      5,212.7   6.51       -
--------------------------------------------------------------------------------
Net interest margin              7,940.6    8.50%     6,490.0   8.10%     22.4
Provision for credit losses      4,018.4              3,252.4             23.6
--------------------------------------------------------------------------------
Net interest margin after
  provision for credit losses    3,922.2              3,237.6             21.1
--------------------------------------------------------------------------------
Insurance revenue                  662.4                561.2             18.0
Investment income                  167.7                174.2             (3.7)
Fee income                       1,618.5              1,470.4             10.1
Securitization related revenue     135.7                242.9            (44.1)
Other income                       322.5                228.8             41.0
--------------------------------------------------------------------------------
Total other revenues             2,906.8              2,677.5              8.6
Operating expenses and
   policyholders'benefits        3,890.5              3,304.6             17.7
--------------------------------------------------------------------------------
Income before income taxes       2,938.5              2,610.5             12.6
Income taxes                     1,015.0                909.8             11.6
--------------------------------------------------------------------------------
Net income                     $ 1,923.5            $ 1,700.7             13.1
--------------------------------------------------------------------------------
Average managed receivables:
     Real estate secured      $ 40,049.6            $ 32,530.2            23.1 %
     Auto finance                5,323.5               3,842.3            38.5
     MasterCard/Visa (2)        17,282.8              16,111.2             7.3
     Private label              12,260.6              11,194.2             9.5
     Other unsecured            17,013.8              14,760.8            15.3
     Commercial and other          554.9                 693.5           (20.0)
--------------------------------------------------------------------------------
     Total                      92,485.2              79,132.2            16.9
Average noninsurance
   investments                     436.5                 539.3           (19.1)
Other interest-earning assets      457.6                 434.1             5.4
--------------------------------------------------------------------------------
Average managed interest-
    earnings                   $93,379.3             $80,105.6            16.6 %
--------------------------------------------------------------------------------

                                                Twelve Months Ended
----------------------------------------------------------------------------
($ millions)                                  12/31/01          12/31/00
----------------------------------------------------------------------------
Gross gains (1)                               $ 663.2          $  683.1
Amortization                                   (527.5)          (440.2)
----------------------------------------------------------------------------
Securitization related revenue                  135.7             242.9
Over-the-life provision on new transactions (2) 497.5             513.0
-----------------------------------------------------------------------------
Net effect of securitization activity -
    managed basis                            $ (361.8)         $ (270.1)
----------------------------------------------------------------------------
Net gain on receivables securitized(1)-(2)   $  165.7          $  170.1
----------------------------------------------------------------------------
Receivables securitized:
     Auto finance                             2,573.9           1,912.6
     MasterCard/Visa                            261.1           1,925.0
     Private label                              500.0             500.0
     Other unsecured                          2,123.6           2,637.4
----------------------------------------------------------------------------
     Total                                  $ 5,458.6         $ 6,975.0
----------------------------------------------------------------------------

Receivables Analysis

End of Period Managed Receivables                                                                            % Change from Prior
--------------------------------------------------------------------------------------------------------------------------------
($ millions)                                         12/31/01             9/30/01            12/31/00           Qtr.     Year
--------------------------------------------------------------------------------------------------------------------------------
Real estate secured                               $  44,718.6         $  41,930.9          $ 36,637.5            6.6 %   22.1 %
Auto finance                                          6,395.5             5,869.2             4,563.3            9.0     40.2
MasterCard/Visa                                      17,395.2            17,303.7            17,583.4            0.5     (1.1)
Private label                                        13,813.9            12,386.4            11,997.3           11.5     15.1
Other unsecured                                      17,992.6            17,631.5            16,227.3            2.0     10.9
Commercial and other                                    506.9               533.4               598.6           (5.0)   (15.3)
----------------------------------------------------------------------------------------------------------------------------------
Managed portfolio                                 $ 100,822.7         $  95,655.1          $ 87,607.4            5.4 %   15.1 %
----------------------------------------------------------------------------------------------------------------------------------
Receivables  (% of Managed Portfolio)
--------------------------------------------------------------------------------------------------------------------------------
Real estate secured                                      44.4 %              43.8 %              41.8 %
Auto finance                                              6.3                 6.1                 5.2
MasterCard/Visa                                          17.3                18.1                20.1
Private label                                            13.7                13.0                13.7
Other unsecured (1)                                      17.8                18.4                18.5
Commercial and other                                       .5                  .6                  .7
--------------------------------------------------------------------------------------------------------------------------------

Total                                                   100.0 %             100.0 %             100.0 %
-------------------------------------------------------------------------------------------------------------------------------

End of Period Receivables ($ millions)
--------------------------------------------------------------------------------------------------------------------------------
Owned receivables:
    Real estate secured                           $  43,856.8         $  40,822.3          $ 35,179.7            7.4 %   24.7 %
    Auto finance                                      2,368.9             2,340.1             1,850.6            1.2     28.0
    MasterCard/Visa                                   8,141.2             8,066.9             8,053.6            0.9      1.1
    Private label                                    11,663.9            10,736.4            10,347.3            8.6     12.7
    Other unsecured                                  13,337.0            13,089.6            11,328.1            1.9     17.7
    Commercial and other                                506.9               533.4               598.6           (5.0)   (15.3)
--------------------------------------------------------------------------------------------------------------------------------
Total owned receivables                              79,874.7            75,588.7            67,357.9            5.7     18.6
--------------------------------------------------------------------------------------------------------------------------------
Accrued finance charges                               1,559.8             1,512.4             1,302.6            3.1     19.7
Credit loss reserve for owned receivables            (2,663.1)           (2,476.6)           (2,111.9)           7.5     26.1
Unearned credit insurance premiums and
     claims reserves                                   (895.8)             (888.2)             (725.2)           0.9     23.5
Amounts due and deferred from receivables sales       2,536.2             2,430.4             2,420.6            4.4      4.8
Reserve for receivables serviced with limited
     recourse                                        (1,148.3)           (1,078.4)           (1,082.3)           6.5      6.1
--------------------------------------------------------------------------------------------------------------------------------
Total owned receivables, net                         79,263.5            75,088.3            67,161.7            5.6     18.0
--------------------------------------------------------------------------------------------------------------------------------
Receivables serviced with limited recourse:
     Real estate secured                                861.8             1,108.6             1,457.8          (22.3)   (40.9)
     Auto finance                                     4,026.6             3,529.1             2,712.7           14.1     48.4
     MasterCard/Visa                                  9,254.0             9,236.8             9,529.8            0.2     (2.9)
     Private label                                    2,150.0             1,650.0             1,650.0           30.3     30.3
     Other unsecured                                  4,655.6             4,541.9             4,899.2            2.5     (5.0)
--------------------------------------------------------------------------------------------------------------------------------
     Total receivables serviced with limited
     recourse                                        20,948.0            20,066.4            20,249.5            4.4      3.4
--------------------------------------------------------------------------------------------------------------------------------
Total managed receivables, net                    $ 100,211.5         $  95,154.7          $ 87,411.2            5.3 %   14.7 %
----------------------------------------------------------------------------------------------------------------------------------

(1) Personal homeowner loans are real estate secured loans that have been underwritten and priced as unsecured loans. Personal homeowner loans are included in the other unsecured line, and comprise 4.7% of Household's total managed portfolio at 12/31/01, 4.8% at 09/30/01, and 4.4% at 12/31/00.

Credit Quality/Credit Loss Reserves

Two-Months-and-Over Contractual Delinquency
--------------------------------------------------------------------------
As a percent of managed consumer
     receivab1es, excludes commercial      12/31/01    9/30/01   12/31/00
--------------------------------------------------------------------------
Real estate secured                          2.68 %     2.74 %     2.63 %
Auto finance                                 3.16       2.54       2.55
MasterCard/Visa                              4.10       3.91       3.49
Private label                                5.48       5.88       5.48
Other unsecured                              8.87       8.51       7.97
--------------------------------------------------------------------------
Total                                        4.46 %     4.43 %     4.20 %
--------------------------------------------------------------------------

Quarter-to-Date Chargeoffs, Net of Recoveries
--------------------------------------------------------------------------
As a percent of average managed consumer receivables, annualized, excludes commercial.
--------------------------------------------------------------------------
Real estate secured                           .65 %      .52 %      .41 %
Auto finance                                 6.52       4.84       5.22
MasterCard/Visa                              6.69       6.75       5.83
Private label                                5.40       5.13       5.06
Other unsecured                              7.05       7.00       5.92
--------------------------------------------------------------------------
Total                                        3.90 %     3.74 %     3.41 %
--------------------------------------------------------------------------

Nonperforming Assets
--------------------------------------------------------------------------
($ millions)
--------------------------------------------------------------------------
Nonaccrual managed receivables         $  2,566.2  $ 2,429.4  $ 2,112.3
Accruing managed receivables
    90 or more days delinquent            1,062.2      993.6      872.1
--------------------------------------------------------------------------
Total nonperforming managed
    receivables                           3,628.4    3,423.0    2,984.4
Real estate owned                           399.0      363.1      337.1
--------------------------------------------------------------------------
Total nonperforming assets             $  4,027.4  $ 3,786.1  $ 3,321.5
--------------------------------------------------------------------------
Managed credit loss reserves
    as a percent of nonperforming
    managed receivables                     105.0 %    103.9 %   107.0 %
--------------------------------------------------------------------------

Credit Loss Reserves
------------------------------------------------------------------------------------------------
($ millions)                             12/31/01            9/30/01          12/31/00
------------------------------------------------------------------------------------------------
Reserves for owned receivables
   at beginning of quarter            $  2,476.6           $ 2,376.5         $ 2,009.2
Provision for credit losses                829.3               722.9             574.8
Chargeoffs, net of recoveries             (675.1)             (630.2)           (490.3)
Other, net                                  32.3                 7.4              18.2
------------------------------------------------------------------------------------------------
Reserves for owned receivables at
     end of quarter                      2,663.1  3.33 %(1)  2,476.6 3.28%(1)  2,111.9  3.14%(1)
Credit loss reserves for receivables
     serviced with limited recourse
     at beginning of quarter             1,078.4             1,080.0             976.8
Provision for credit losses                354.7               243.9             342.2
Chargeoffs, net of recoveries             (288.2)             (240.4)           (231.6)
Other, net                                   3.4                (5.1)             (5.1)
------------------------------------------------------------------------------------------------
Credit loss reserves for receivables
   serviced with limited recourse
   at end of quarter                     1,148.3  5.48 %(1)  1,078.4 5.37%(1)  1,082.3  5.34%(1)
------------------------------------------------------------------------------------------------
Total managed credit loss reserves
   at end of quarter                   $ 3,811.4  3.78 %(1)$ 3,555.0 3.72%(1)$ 3,194.2  3.65%(1)
------------------------------------------------------------------------------------------------
(1)  % Columns: comparisons to appropriate receivables.
